FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (the “Agreement”) is dated as of November19, 2012, by and among CHATAND, INC.,a Nevada corporation (the “Company”),each of the buyers listed on the Schedule of Buyers attached hereto and named on the signature page hereto(collectively, the “Buyers”; and, each, a “Buyer”), and Michael Lebor and David Rosenberg (collectively, the “Existing Shareholders”; and, each, an “Existing Shareholder”).

The Company and each Buyer entered into that certain Securities Purchase Agreement dated as of June 17, 2011 (the “Purchase Agreement”), pursuant to which the Company sold and issued to the Buyers senior secured convertible promissory notes in the aggregate principal amount of $850,000 (as further amended, restated, and modified from time to time, the “Notes”).

Defaults have occurred and are continuing under the Notes based on the Company’s failure to comply with (a) Section 2.01(f) of the Notes regarding late payment of principal and interest, and (b) Section 2.01(p) of the Notes, regarding the failure of the Company to pay to the Buyers the amounts due under the Notes in a timely manner, amongst other Events of Default not enumerated herein(collectively with any other related defaults, potential defaults, or events of default under any other Transaction Documents, the “Subject Defaults”). As a result, the Company has requested that the Buyers agree to forbear from exercising their rights and remedies under the Notes and the Purchase Agreement in connection with the Subject Defaults. The Buyers have agreed, subject to the terms and conditions of this Agreement, to forbear from exercising certain rights and remedies in connection with the Subject Defaults as provided below.

In consideration of the Buyers agreeing to forbear from exercising their rights and remedies under the Notes and the Purchase Agreement in connection with the Subject Defaults, the Existing Shareholders and the Company have agreed, subject to the terms and conditions of this Agreement, for the Company to cancel the Warrants held by the Existing Shareholders (the “Existing Shareholder Warrants”) and concurrently with the execution of this Agreement the Existing Shareholder Warrants shall be immediately cancelled.

ACCORDINGLY, for adequate and sufficient consideration, the receipt of which is hereby acknowledged, the Company, the Existing Shareholders and the Buyers agree as follows:

1.            TERMS AND REFERENCES. Unless otherwise stated in this document, terms defined in the Transaction Documents have the same meanings when used in this Agreement.

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2.            NO WAIVER. The execution, delivery, and performance of this Agreement by the parties hereto and the acceptance by the Buyers of the performance of the Company herewith (a) shall not constitute a waiver or release by the Buyers of any Event of Default, including, without limitation, the Subject Defaults, that may now or hereafter exist under the Notes or the Purchase Agreement, and (b) shall be without prejudice to, and is not a waiver or release of, the Buyers’ rights at any time in the future to exercise any and all rights conferred upon the Buyers by the Notes, the Purchase Agreement or otherwise at law or in equity, including, without limitation, the right to accelerate the obligations under the Notes, and to institute foreclosure proceedings, to exercise their rights under the Uniform Commercial Code as in effect in the State of New York or other applicable laws, and/or to institute collection proceedings against any Person. The Company agrees and acknowledges that the Subject Defaults currently exist. Furthermore, the Company acknowledges that as of November19, 2012, the outstanding balances, as listed below, of the following promissory notes are correct:

(i)	chatAND, Inc. Senior Secured Convertible Promissory Note No. 1, in favor of Stacy Capital Group LLC, in the principal amount of $204,545.45, plus all accrued interest;
(ii)	chatAND, Inc. Senior Secured Convertible Promissory Note No. 2, in favor of David Stefansky, in the principal amount of $204,545.45, plus all accrued interest;
(iii)	chatAND, Inc. Senior Secured Convertible Promissory Note No. 3, in favor of Harborview Value Master Fund, L.P., in the principal amount of $181,818.18, plus all accrued interest;
(iv)	chatAND, Inc. Senior Secured Convertible Promissory Note No. 4, in favor of Endicott Management Partners, LLC, in the principal amount of $181,818.18, plus all accrued interest; and
(v)	chatAND, Inc. Senior Secured Convertible Promissory Note No. 5, in favor of The Corbran LLC, in the principal amount of $77,272.73, plus all accrued interest.

3.            FORBEARANCE. So long as this Agreement is not terminated as provided in Section 7 hereof,the Buyers agree that they will not exercise any rights under the Notes arising from the occurrence of the Subject Defaults from the date hereof until December20, 2012 (“Effective Period”). The Company agrees that upon the expiration of the Effective Period or the termination of the Effective Period under the provisions ofSection7 hereof, or if all amounts due and owing under the Notes are not paid in full on the expiration of the Effective Period, then the Buyers may exercise any and all rights available under the Notes, pursuant to applicable law, under equity, or otherwise. Nothing in this Agreement constitutes a waiver of present Events of Default or future Events of Default or a waiver of any Buyer’s right to insist upon compliance by all other relevant parties with the Transaction Documents.

4.            COVENANTS AND ACKNOWLEDGMENTS.

(a)      Except as specifically set forth herein, the Company agrees to comply with all provisions of the Transaction Documents applicable to the Company, including, without limitation, all of the payment terms under the Transaction Documents.

(b)      Within 5 days of the date hereof, the Company shall take any and all actions as may be required under the laws of its state of incorporation, its Organic Documents and any all other applicable laws set forth by any Governmental Authority in order to (i) causeMichael Lebor, David Rosenberg and Philip Friedman to resign as a member of the Company’s Board of Directors, and (ii)cause the election or reelection of all directors designated by the Buyers, which designees shall initially be David Berger, Richard Rosenblum and Kenneth Londoner, to serve as all of the sole members of the Company’s Board of Directors from the date hereof until such director designee’s resignation, death, removal or disqualification; provided, however, that each director designee may subsequently only be removed by the Company’s Board of Directors, absent a vote for such removal by the holders of the Company’s capital stock entitled to vote on such matters in accordance with any applicable laws set forth by any Governmental Authority, for gross negligence or a material breach of such director designee’s fiduciary or similar duties owed to the Company. In the event of the resignation, death, removal or disqualification of any director designee at any time after the date hereof, the Buyers shall be entitled to nominate a replacement director and, after the Company’s Board of Directors has approved such designee, the Company’s Board of Directors shall, subject to any requisite approvals of any holders of the Company’s capital stock entitled to vote on such matters, take such actions as may be necessary under the laws of its state of incorporation, its Organic Documents and any all other applicable laws set forth by any Governmental Authority to elect such nominee to the Company’s Board of Directors to serve until his or her resignation, death, removal or disqualification or until his or her successor is duly elected. The Company shall not take any action to increase or decrease the size of the Company’s Board of Directors without the express written consent of each Buyer.

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(c)      Within 5 days of the date hereof, the Company shall take, and shall cause Chatand Tech, LLC, a Nevada limited liability company and a wholly-owned subsidiary of the Company (“Subsidiary”), to take, any and all actions as may be required under the laws of Subsidiary’s state of formation, Subsidiary’s Organic Documents and any all other applicable laws set forth by any Governmental Authority in order to (i) cause the election of the followingmanagers designated by the Buyers, which designees shall initially be Richard Rosenblumand Kenneth Londoner, to serve as members of Subsidiary’s board of managers from the date hereof until such manager designee’s resignation, death, removal or disqualification; provided, however, that each manager designee may subsequently only be removed by Subsidiary’s board of managers, absent a vote for such removal by the holders of Subsidiary’s membership interests entitled to vote on such matters in accordance with any applicable laws set forth by any Governmental Authority or the Subsidiary’s Organic Documents, for gross negligence or a material breach of such manager designee’s fiduciary or similar duties owed to Subsidiary. In the event of the resignation, death, removal or disqualification of any manager designee at any time after the date hereof, the Buyers shall be entitled to nominate a replacement manager and, after Subsidiary’s board of managers has approved such designee, Subsidiary’s board of managers shall, subject to any requisite approvals of any holders Subsidiary’s membership interests entitled to vote on such matters, take such actions as may be necessary under the laws of Subsidiary’s state of formation, its Organic Documents and any all other applicable laws set forth by any Governmental Authority to elect such nominee to Subsidiary’s board of managers to serve until his or her resignation, death, removal or disqualification or until his or her successor is duly elected. The Company shall not, and shall cause Subsidiary not to, take any action to increase or decrease the size of Subsidiary’s Board of Directors, which shall be fixed at four persons, without the express written consent of each Buyer.The Company shall not, and shall cause Subsidiary not to, take any action toamend or restate the Organic Documents of the Subsidiary without the express written consent of each Existing Shareholder.

(d)      As of the date of this Agreement, the Company shall cancel the Existing Shareholder Warrants. By execution of the signature page hereto, the Existing Shareholders affirm the cancelation of theExisting Shareholder Warrants

5.            AMENDMENTS TO TRANSACTION DOCUMENTS. As a condition precedent to the effectiveness of this Agreement, the Buyers and the Company agree that:

(a)      Section 1 of each Warrant is hereby deleted in its entirety and replaced as follows:

“1.      Term. The term of this Warrant shall commence on June 17, 2011 and shall expire at 6:00 p.m., Eastern Standard Time, on June 17, 2018 (such period being the “Term”).”; and

(b)      Section 3.07 of the Notes is hereby deleted in its entirety.

6.            CONDITIONS PRECEDENT. Notwithstanding any contrary provision herein, this Agreement is not effective unless and until (unless expressly waived in writing by the Buyers):

(a)      the representations and warranties in this Agreement are true and correct;

(b)      the Buyers receive counterparts of this Agreement executed by each party on the signature pages of this Agreement;

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(c)      the Buyers receive certified resolutions of the Company (which are in the form and substance satisfactory to the Buyers), authorizing the execution, delivery, and performance of its obligations under this Agreement;

(d)      the Buyers receive certified resolutions of Subsidiary (which are in the form and substance satisfactory to the Buyers), authorizing the execution, delivery, and performance of the obligations under Section 4(c) hereof; and

(e)      the Buyers receive from the Company payment of counsel’s estimated legal fees and expenses pursuant to Section 10 hereof.

7.            TERMINATION OF FORBEARANCE. The forbearance will terminate upon the expiration of the Effective Period and shall be terminated upon the occurrence of any of the following events described below:

(a)      Any Event of Default (other than Subject Defaults) occurs;

(b)      Any representation or warranty of the Company set forth herein is not true and correct; and

(c)      The Company fails to comply with any covenant as set forth herein.

8.            RATIFICATIONS. The Company (a) ratifies and confirms all provisions of the Transaction Documents, (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to the Buyers under the Transaction Documents are not released, reduced, or otherwise adversely affected by this agreement and continue to guarantee, assure, and secure full payment and performance of the present and future obligation, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as any Buyer may request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

9.            REPRESENTATIONS. The Company represents and warrants to the Buyers that as of the date of this Agreement (a) the Company has all requisite authority and power to execute, deliver, and perform its obligations under this Agreement, which execution, delivery, and performance have been duly authorized by all necessary corporate action, require no action by or filing with any governmental authority,do not violate its Organic Documents or violate any laws, rules, or regulations applicable to it or any material agreement to which it or its assets are bound, (b) upon execution and delivery by all parties to it, this Agreement will constitute the legal and binding obligation of the Company, enforceable against it in accordance with this Agreement’s terms, (c) all representations and warranties made by the Company in the Transaction Documents are true and correct in all material respects. In addition, the Company represents and warrants to the Buyers that as of the date of this Agreement, except for the Subject Defaults, no Events of Default exist.

10.            EXPENSES. The Company shall pay all costs, fees, and expenses paid or incurred by the Company incident to this Agreement, including, without limitation, the reasonable fees and expenses of the Buyers’ counsel in connection with the negotiation, preparation, delivery, and execution of this document and any related documents.

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11.            MISCELLANEOUS. This Agreement is a “Transaction Document” referred to in the Purchase Agreement. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) if any part of this document is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this document may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

12.            GOVERNING LAW. The provisions of Section 7.8 of the Purchase Agreement regarding governing law, submission to jurisdiction, waiver of venue, service of process and waiver of jury trial are incorporated herein by reference as though specifically set forth herein, mutatis mutandi.

13.            ENTIRETIES. THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS DOCUMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

14.            PARTIES. This document binds and inures to the Company and the Buyers, and their respective successors and assigns.

Remainder of page intentionally blank.

Signature page follows.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:		BUYERS:

chatAND, Inc., as the Company		HARBORVIEW VALUE MASTER FUND, L.P.

By:	/s/	By:	/s/
	Name: Michael Lebor		Name: Richard Rosenblum
	Title: Chief Executive Officer		Title:

THE CORBRAN LLC

		By:	/s/
Name: Richard Rosenblum
Title:

EXISTING SHAREHOLDERS:		STACY CAPITAL GROUP LLC

	/s/	By:	/s/
	MICHAEL LEBOR		Name: Solomon Eisenberg
Title:

ENDICOTT MANAGEMENT PARTNERS, LLC
/s/
DAVID ROSENBERG
		By:	/s/
Name: Kenneth Londoner
Title:

/s/
DAVID STEFANSKY

Signature Page Forbearance Agreement

SCHEDULE OF BUYERS

Buyer’s Name	Original Principal Amount of Notes

Stacy Capital Group LLC	$204,545.45

David Stefansky	$204,545.45

Harborview Value Master Fund, L.P.	$181,818.18

Endicott Management Partners, LLC	$181,818.18

The Corbran LLC	$77,272.73